UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 5, 2021

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 5, 2021, XOMA Corporation (the “Company”) filed a preliminary prospectus supplement with the Securities and Exchange Commission (the “Commission”) in which it disclosed that as of March 31, 2021, it had approximately $70 million of cash and restricted cash. This amount is preliminary and is subject to change upon completion of the Company’s quarterly closing procedures and any adjustments that may result from the completion of the review of the Company’s financial statements. As a result, this preliminary estimate may differ from the actual results that will be reflected in the Company’s financial statements when they are completed and publicly disclosed. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the three months ended March 31, 2021. This preliminary estimate may change and the change may be material. The Company’s expectation with respect to its cash and restricted cash as of March 31, 2021 is based upon management estimates and is the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it.

The information furnished under this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.03. Material Modifications to Rights of Security Holders.

On April 7, 2021, the Company filed the Certificate of Designation (“Certificate of Designation”) for the Series B Preferred Stock with the Secretary of State of the State of Delaware, which became effective upon acceptance for record. The Certificate of Designation classified a total of 1,600 shares of the Company’s authorized shares of preferred stock, $0.05 par value per share, as Series B Preferred Stock.

As set forth in the Certificate of Designation, the Series B Preferred Stock will rank, as to dividend rights and rights upon the Company’s liquidation, dissolution or winding up: (i) senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company expressly designated as ranking junior to the Series B Preferred Stock; (ii) senior with respect to the payment of dividends and on parity with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up with the Company’s Series X Preferred Stock; (iii) on parity with the Company’s 8.625% Series A Cumulative Perpetual Preferred Stock, and with any future class or series of the Company’s equity securities expressly designated as ranking on parity with the Series B Preferred Stock; (iv) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, none of which exists on the date hereof and (v) effectively junior to all of the Company’s existing and future indebtedness (including indebtedness convertible into the Company’s common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) the Company’s existing or future subsidiaries.

Holders of Series B Preferred Stock, when and as authorized by the Company’s Board of Directors, are entitled to cumulative cash dividends at the rate of 8.375% of the $25,000.00 ($25.00 per Depositary Share (as defined below)) liquidation preference per year (equivalent to $2,093.75 per share per year or $2.09375 per Depositary Share per year). Dividends will be payable quarterly in arrears, on or about the 15th of January, April, July and October, beginning on or about July 15, 2021.

The Company, at its option, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash, as follows: (i) on and after April 15, 2022 but prior to April 15, 2023, at a redemption price of $26,000.00 per share ($26.00 per Depositary Share); (ii) on and after April 15, 2023 but prior to April 15, 2024, at a redemption price of $25,750.00 per share ($25.75 per Depositary Shares); (iii) on and after April 15, 2024 but prior to April 15, 2025, at a redemption price of $25,500.00 per share ($25.50 per Depositary Share), (iv) after April 15, 2025 but prior to April 15, 2026, at a redemption price of $25,250.00 per share ($25.25 per Depositary Share), in each case, plus any accrued and unpaid dividends. On and after April 15, 2026, the shares of Series B Preferred Stock will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to $25,000.00 per share ($25.00 per Depositary Share), plus any accrued and unpaid dividends. Furthermore, upon a change of control or delisting event (each as defined in the Certificate of Designation), the Company will have a special option to redeem the Series B Preferred Stock at $25,000.00 per share ($25.00 per Depositary Share), plus any accrued and unpaid dividends.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03. The terms of the Depositary Shares will be set forth in a Deposit Agreement dated effective as of April 9, 2021, by and among the Company, American Stock Transfer & Trust Company LLC, as depositary, and the holders of the depositary receipts issued thereunder (the “Deposit Agreement”). The Deposit Agreement is filed as Exhibit 4.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Certificate of Designation set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01. Entry into a Material Definitive Agreement.

On April 6, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc. as representative of the several underwriters named therein (the “Underwriters”), to issue and sell an aggregate of 1,400,000 depositary shares (the “Depositary Shares”), as well as up to 200,000 Depositary Shares that may be sold pursuant to the exercise of an option to purchase additional Depositary Shares, each representing 1/1000th of a share of Series B Preferred Stock. The liquidation preference of each share of Series B Preferred Stock is $25,000.00 ($25.00 per Depositary Share).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Depositary Shares will be offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-254073) (the “Registration Statement”) initially filed with the Commission on March 10, 2021 and declared effective by the Commission on March 19, 2021.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Cooley LLP relating to the validity of the Depositary Shares that may be sold in the offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 6, 2021, by and among the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein.

3.1	Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock of XOMA Corporation.

4.1	Deposit Agreement, dated effective as of April 9, 2021, by and among the Company, American Stock Transfer & Trust Company LLC, as depositary, and the holders of the depositary receipts issued thereunder.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: April 8, 2021	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer